Exhibit 10(f)

Adtalem Global Education Inc.

Performance-Based Restricted Stock Unit Award Agreement (Executive Officer)

Participant Name:

Participant Address:

Awards Granted:

Award Type:

Grant Name:

Grant Award Date:

THIS AGREEMENT, made and entered into as of the Award Date by and between Adtalem Global Education Inc., a Delaware corporation(“Adtalem”), and the Participant.

WHEREAS, Adtalem maintains the Adtalem Global Education Inc. Amended and Restated Incentive Plan of 2013 (the “Plan”); and

WHEREAS, the Participant is an officer of Adtalem or one of its subsidiaries who is subject to Section 16 of the Securities and Exchange Act of 1934 and has been selected by the Compensation Committee of Adtalem’s Board of Directors (the “Committee”) to receive an award of Restricted Stock Units (this award is referred to as "Performance Shares" in this Agreement because it represents the Participant`s ability to receive actual shares of common stock of Adtalem (“Common Stock”) as described in this Agreement).

NOW, THEREFORE, Adtalem and the Participant hereby agree as follows:

        1.                 Agreement.  This Agreement evidences the award to the Participant of the number of Performance Shares set forth above relating to the Common Stock.  Each Performance Share represents the right to receive a share of Common Stock following the end of the Performance Period, as described in this Agreement.  The Agreement and the Performance Share award shall be subject to the following terms and conditions and the provisions of the Plan, including the Long-Term Incentive Program(“LTIP”) adopted by the Committee, which are hereby incorporated by reference.  A copy of the Plan and the LTIP may be obtained by the Participant from the office of the Secretary of Adtalem.

        2.                 Performance Account. Adtalem shall maintain an account (the “Account”) on its books in the name of the Participant which shall reflect the number of Performance Shares awarded to the Participant and the number of Performance Shares in which the Participant becomes vested.

        3.                 Vesting.

                (a)               Except as described in this Section 3 and in Section 5, the Participant shall become vested  in a portion of his or her Performance Shares at the end of the Performance Period, as described in Exhibit I to this Agreement, provided that he or she remains in continuous employment with Adtalem or an affiliate until the date the Committee certifies as to the achievement of the performance goals for a Performance Period (the “Certification Date”).

                (b)              If the Participant’s employment with Adtalem and all affiliates terminates prior to the Certification Date due to death, disability or retirement, the Performance Shares shall remain outstanding and shall continue to vest during the Performance Period as if the Participant’s employment had not terminated, and the vested shares shall be settled as described in Section 4 of this Agreement.  For this purpose:

                                (i)                 “disability” means the Participant’s being determined to be disabled under Adtalem’s long-term disability plan as in effect from time to time, regardless of whether the Participant is an actual participant in such plan (if the Participant is a participant in such plan, the determination of disability shall be made by the party responsible for making such determination under the plan, and if the Participant is not a participant in such plan, the determination of disability shall be made by the Committee in its sole discretion);

  (ii)               “retirement” means the Participant’s termination without cause (as defined in Section5(d)(i)) on or after the date on which the Participant has attained age 55 and the sum of his or her age and service equals or exceeds 65 (with age and service determined in fully completed years); and

(iii)             “service” means the Participant’s period of employment with Adtalem and all affiliates (including any predecessor company or business acquired by Adtalem or any affiliate, provided the Participant was immediately employed by Adtalem or any affiliate).

                (c)               If the Participant’s employment with Adtalem and all affiliates terminates during the Performance Period or prior to the Certification Date other than due to death, disability or retirement, Adtalem may, in its sole discretion, enter into a written agreement, with the Participant providing that the Performance Shares shall remain outstanding and shall continue to vest during the Performance Period as if the Participant’s employment had not terminated for one year following the  date the Participant’s employment terminates and vested Performance Shares shall be settled pursuant  to Section 4 despite the Participant’s termination before the Certification Date.  Adtalem shall have  complete discretion, which need not be exercised in a consistent manner, whether to enter into such an  agreement (which agreement may be conditioned upon the Participant's execution of a release of claims, actions following the Participant's termination of employment or such other factors as Adtalem   may determine), and the Participant shall have no rights under the Section 3(c) unless such an  agreement, specifically referring to this award, is entered into in writing.

                (d)              Any Participant whose employment terminates due to retirement as described in Section 3(b) or who enters into an agreement as described in Section 3(c) must execute and deliver to Adtalem an agreement, in a form prescribed by Adtalem, and in accordance with procedures established by Adtalem, that he or she will not compete with, or solicit employees of, Adtalem and its affiliates from the date of retirement or termination until the Certification Date, and that he or she releases all claims against Adtalem and its affiliates. If the Participant fails to execute such agreement, or if the agreement is revoked by the Participant, the Performance Share award shall be immediately forfeited to Adtalem.

(e)               If the Participant’s employment with Adtalem and all affiliates terminates prior to the Certification Date for any reason other than death, disability, retirement or mutual agreement, the Participant’s entire Performance Share award, including any previously vested portion, shall be forfeited to Adtalem on the date of the Participant’s termination.

(f)               For purposes of this Agreement, the term “affiliate” means each entity with whom Adtalem would be considered a single employer under Sections 414(b) and 414(c) of the Code, substituting “at least 50%” instead of “at least 80%” in making such determination.

(g)              If the Committee determines, in its sole discretion, that there is an Excess Award, the Excess Award shall be satisfied:

(i)                From any portion of the Award that has not yet been settled, by (A) forfeiting unvested Performance Shares, then (B) to the extent necessary, forfeiting vested Performance Shares not yet settled.

(ii)              To the extent necessary with respect to the portion of the Award that has been settled, by (A) the Participant returning the Shares issued under this Award,(B) forfeiting all or any portion of the Participant’s other Awards, (C) in the Committee’s sole discretion, entering into an agreement with the Participant for the repayment of all or any portion of an Excess Award, (D) to the extent permitted by law, offsetting any portion of an Excess Award against any other amounts owed to the Participant by Adtalem or any affiliate, (E) in the Committee’s sole discretion, pursuing legal action against the Participant to secure repayment of the Excess Award, and/or (F) any other method of recoupment the Committee determines is appropriate.

(h)              For purposes of this Agreement:

(i)                 “Excess Award” shall mean all or any portion of this Award that the Committee determines, in its sole discretion, was granted, vested and/or settled based on the financial results that subsequently become Restated Financials.

(ii)              “Restated Financials” shall mean any applicable financial results of Adtalem and/or one or more of its affiliates that are subsequently restated due to conduct by the Participant that the independent directors of the Board of Directors or a committee of such board determine, in their sole discretion, was knowing, intentionally fraudulent or illegal.

(i)                The foregoing provisions of this Section 3 shall be subject to the provisions of any written employment security agreement or severance agreement that has been or may be executed by the Participant and Adtalem, and the provisions in such employment security agreement or severance agreement concerning vesting of a Performance Share award shall supersede any inconsistent or contrary provision of this Section 3.

4.                 Settlement of Award. Following the Certification Date, Adtalem shall distribute to the Participant, or his or her personal representative, beneficiary or estate, as applicable, a number of shares of Common Stock equal to the number of Performance Shares that have vested and have not been forfeited in accordance with Section 3. Such shares shall be delivered within 30 days following the Certification Date.

5.                 Change in Control.

        (a)        In the event of a Change in Control of Adtalem (as defined in the Plan), the Committee will determine in good faith the number of Performance Shares that would have been anticipated to vest at the end of the Performance Period, based upon the extent to which the performance goals have been attained at the time of the Change in Control and such other factors as the Committee deems appropriate (the “Adjusted Shares”),and a number of Performance Shares equal to the Adjusted Shares shall vest on the last day of the Performance Period (subject to the remaining provisions of this Agreement); provided that if the Participant’s employment with Adtalem and all affiliates is terminated without cause or for good reason within twenty four months following the Change in Control then, unless Section 5(b) or 5(c) applies, the Participant shall be treated as having been employed through the Certification Date , and shall become immediately vested in a number of his or her Performance Shares equal to the Adjusted Shares.

        (b)        Notwithstanding the foregoing, if as a result of the Change in Control either Adtalem or the successor to its business ceases to be publicly traded, or the successor to Adtalem does not assume this award, or issue a new award in substitution for it, the Committee shall have the sole discretion to provide for accelerated vesting of a number of Performance Shares equal to the Adjusted shares and take other appropriate actions with respect to the award, including (i) to cause such Performance Shares award to be settled in shares of Common stock equal to the number of Adjusted Shares, which shares shall be subject to the terms of the change in Control event in the same manner as the other shares of outstanding Common stock, or (ii) to provide for the mandatory purchase of the Performance share award for an amount of cash equal to the then fair market value of the Common Stock, multiplied by the number of Adjusted Shares.

        (c) In lieu of calculating the number of Adjusted Shares pursuant to Section 5(a),the Committee may, unless Section 5(b) applies, provide for the award of Performance Shares to remain outstanding, or for a new award to be issued in lieu of the award of Performance Shares, with such modifications to the performance goals as the Committee determines to be equitable and appropriate, in which event the Performance Share award shall vest on the Certification Date (subject to the remaining terms of this Agreement), and if the Participant's employment with Adtalem and all affiliates is terminated without cause or for good reason prior to the Certification Date but within twenty-four months after the Change in Control then, in lieu of the provisions of section 3, the Performance Shares shall remain outstanding and shall continue to vest during the Performance Period as if the Participant's employment had not terminated.

        (d) For purposes of this Section 5:

                (i)        "cause" means (A) the commission of a felony or other crime involving moral turpitude or the commission of any other act or omission involving misappropriation, dishonesty, fraud, illegal drug use or breach of fiduciary duty, (B) willful failure to perform duties as reasonably directed by the Chief executive Officer of Adtalem or its successor (the "CEO") or the CEO's designee, (C) the Participant's gross negligence or willful misconduct with respect to the performance of the Participant's duties, or (D)obtaining any personal profit not fully disclosed to and approved by the Adtalem Board of Directors in connection with any transaction entered into by, or on behalf of, Adtalem or its successor; and

                (ii) "good reason" means, without the Participant's consent, (A) material diminution in title, duties, responsibilities or authority ; (B) reduction of base salary, bonus target or employee benefits except for across-the-board changes for Participants at the Participant's level; (C) exclusion from employee benefit/compensation plan otherwise applicable to employees at the Participant's level; (D) a material breach of any employment agreement between Adtalem and Participant that Adtalem or it successor has not cured within thirty (30) days after the Participant has provided Adtalem or its successor notice of the material breach which shall be given within sixty (60) days of the Participant's knowledge of the occurrence of the material breach; or (E) resignation in compliance with securities, corporate governance or other applicable law (such as the US Sarbanes-Oxley Act) as specifically applicable to such Participant (other than by reason of a breach by Participant of any such law). For avoidance of doubt, a change in reporting relationship to the CEO's designee shall not constitute "good reason".

6.                 Withholding Taxes. The Participant shall pay to Adtalem an amount sufficient to satisfy all minimum Federal, state and local withholding tax requirements arising in connection with the settlement of the Performance Share award prior to the delivery of any shares of Common Stock subject to such Performance Share award. Payment of such taxes may be made by one or more of the following methods:  (a) in cash, (b) in cash received from a broker-dealer to whom the Participant has submitted irrevocable instructions to deliver the amount of withholding tax to Adtalem from the proceeds of the sale of shares subject to the Performance Share award, (c) by directing Adtalem to withhold a number of shares otherwise issuable pursuant to the Performance Share award with a fair market value equal to the tax required to be withheld, or (d) by delivery(including attestation) to Adtalem of other Common Stock owned by the Participant that is acceptable to Adtalem, valued at its fair market value on the date of payment.

7.                 Rights as Stockholder.  The Participant shall not be entitled to any of the rights of a stockholder of Adtalem with respect to the Performance Share award, including the right to vote and to receive dividends and other distributions, until and to the extent the Performance Share award is settled in shares of Common Stock.

8.                 Share Delivery. Delivery of any shares in connection with settlement of the Performance Share award will be by book-entry credit to an account in the Participant’s name established by Adtalem with Adtalem’s transfer agent, or upon written request from the Participant (or his or her personal representative, beneficiary or estate, as the case may be), in certificates in the name of the Participant (or his or her personal representative, beneficiary or estate).

9.                 Award Not Transferable.  The Performance Share award may not be transferred other than by will or the applicable laws of descent or distribution or pursuant to a qualified domestic relations order.  The Performance Share award shall not otherwise be assigned, transferred, or pledged for any purpose whatsoever and is not subject, in whole or in part, to attachment, execution or levy of any kind.  Any attempted assignment, transfer, pledge, or encumbrance of the Performance Share award, other than in accordance with its terms, shall be void and of no effect.

10.             Beneficiary Designation.  The Participant may, from time to time, name any beneficiary or beneficiaries to whom distribution of the shares of Common Stock subject to the vested portion of the Performance Share award is to be made, in the event of his or her death.  Each such designation will revoke all prior designations, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant with the Committee during his or her lifetime.  In the absence of any such designation, or if all beneficiaries predecease the Participant, then the Participant’s beneficiary shall be his or her estate.

11.             Administration.  The Performance Share award shall be administered in accordance with the LTIP and with such regulations as the Committee shall from time to time adopt.

12.             Governing Law. This Agreement, and the Performance Share award, shall be construed, administered and governed in all respects under and by the laws of the State of Delaware.

13.             Acceptance of Agreement by Participant.  The Participant’s receipt of the Performance Share is conditioned upon the acceptance of this Agreement by the Participant no later than 60 days after the Award Date set forth above or, if later, 30 days after the Participant receives this Agreement.  Upon execution of the Agreement, the Participant and Adtalem signify their agreement with the terms and conditions of this Agreement.